EXHIBIT 10.20

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of this first day of October, 1998 by and between Reliv World Corporation, a corporation organized and existing under the laws of the State of Illinois, U.S.A. ("Reliv"), Reliv Europe, Inc., a corporation organized and existing under the laws of the State of Illinois, U.S.A. ("Reliv Europe") (Reliv World and Reliv Europe sometimes hereinafter referred to as "Purchasers") and Global Nutrition, Inc., a corporation organized and existing under the laws of the British Virgin Islands ("Global Nutrition").

         WHEREAS, Global Nutrition is the sole owner of one share of capital stock of Reliv UK, Ltd. a corporation organized and existing under the laws of the United Kingdom ("Reliv UK"); and

         WHEREAS, Reliv UK has only one class of authorized shares, such class being common stock;

         WHEREAS, Reliv World is the holder of all of the issued and outstanding shares of capital stock of Reliv Europe;

         WHEREAS, the parties desire to enter into an agreement pursuant to which (i) Global Nutrition shall transfer to Reliv Europe the one outstanding share of capital stock of Reliv UK (ii) Reliv Europe shall issue and deliver to Global Nutrition shares of its capital stock.

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by the parties, and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1.       Definitions

                  1.1 "Assets". As used in this Agreement, the term "Assets" shall mean the assets of Reliv UK (as of the Closing) as follows:

                  1.1.1 the business of Reliv UK as a going concern, the goodwill pertaining thereto and all of Reliv UK's right, title and interest and to the name Reliv UK and all other names used by Reliv UK, as well as all logos relating thereto;

                  1.1.2 all items of inventory owned by Reliv UK including, without limitation, all raw materials, work-in-progress and finished goods of Reliv UK (all of which are collectively referred to hereinafter as "Inventory");

                  1.1.3 all vehicles, machinery, equipment (including equipment which has previously been fully depreciated by Reliv UK and equipment loaned to customers), furniture, fixtures and non-inventory supplies of Reliv UK (including containers, packaging and shipping



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material,  tools and spare parts and other similar  tangible  personal  property owned by Reliv UK, which are listed on Exhibit 1.1.3, all of which are collectively referred to hereinafter as the "Equipment");

                  1.1.4 all of Reliv UK's right, title and interest in and to the United Kingdom and foreign rights of Reliv UK currently owned or used by Reliv UK (and the rights proposed to be used) in the conduct of the business of Reliv UK, with respect to patents, patents pending, copyrights, formulae, licenses, trademarks, trademark rights, trade names, service marks, service mark rights, trade secrets, shop rights, know-how, technical information, techniques, discoveries, designs, proprietary rights and non-public information of Reliv UK and registrations, reissues and extensions thereof and applications and licenses therefor (all of such rights being collectively referred to hereinafter as the "Rights");

                  1.1.5 all books and records of Reliv UK including all in-house mailing lists, rented mailing lists, and other customer and supplier lists, trade correspondence, production and purchase records, promotional literature, data storage tapes and computer disks, computer software, order forms, accounts payable records (including invoices, correspondence and all related documents);

                  1.1.6 all contracts, agreements and orders for goods and services of Reliv UK;

                  1.1.7   all   trade   receivables   of  Reliv  UK   ("Accounts
Receivable") and all advance payments, prepaid items, rights to offset and credits of all kinds of Reliv UK;

                  1.1.8 all real property owned or leased by Reliv UK together with all fixtures attached thereto; and

                  1.1.9    all other assets of Reliv UK.

         1.2 "Commitments" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the material terms thereof), fixed or contingent.

         2.       Sale and Delivery of Reliv UK Share.

         2.1 Reliv UK Share. Subject to and on the terms and conditions hereof in reliance on the representations and warranties of Reliv World and Reliv Europe and in consideration of the issuance to Global Nutrition of 250,000 shares of common stock of Reliv Europe, and the covenants of Reliv World and Reliv Europe herein, Global Nutrition agrees to sell, assign, transfer and deliver to Reliv Europe at the Closing one share of Reliv UK (the "Share"), together with all books and records of Reliv UK.





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         2.2 No Encumbrances.  The Share sold to Reliv Europe hereunder shall be fully paid and non-assessable, and shall be free and clear of any and all contracts, commitments, agreements, liens, claims, charges, restrictions or encumbrances of any kind or nature whatsoever, whether or not of record other than restrictions imposed by federal and applicable state securities laws.


         2.3 Delivery of Possession. At the Closing, Global Nutrition shall deliver to Reliv Europe possession of the certificate representing the Share. The certificate representing the Share shall be duly endorsed in blank or accompanied by duly executed stock powers.

         2.4 Instruments of Transfer. At the Closing, Global Nutrition shall deliver, or cause to be delivered, to Reliv Europe such duly executed instruments as may be reasonably requested by Reliv Europe, including, without limitation, powers of attorney, in form and substance reasonably satisfactory to Reliv Europe and its counsel, for the consummation of the transactions contemplated under this Agreement, for the vesting in Reliv Europe of all of Global Nutrition's right, title and interest in and to the Share.

         3. Purchase Consideration. Subject to and on the terms and conditions hereof, in reliance on the representations and warranties of Global Nutrition herein, and in consideration of the sale and transfer of the Share, Reliv World and Reliv Europe each agree as follows:

         3.1 Reliv Europe Shares. Reliv Europe shall issue and deliver to Global Nutrition at the Closing 250,000 shares of common stock of Reliv Europe ("Reliv Europe Shares"). The Reliv Europe Shares, when issued and delivered hereunder, shall be duly authorized, validly issued, fully paid and non-assessable and shall be unregistered under the Securities Act of 1933, as amended and shall contain the legend set forth in Section 5.38 hereof.

         3.2 Payments. Commencing in January, 1998 for the month of December, 1997 and for a period of 120 consecutive months thereafter, Reliv Europe shall pay to Global Nutrition an amount equal to one and one-half percent (1.5%) of the Retail Sales of Reliv UK, subject to the following terms:

                  3.2.1 "Retail Sales" shall mean the gross amount of Consumable Product sold by Reliv UK in the month multiplied by the suggested retail selling price thereof;

                  3.2.2 "Consumable Product" shall mean all products which are intended for use or consumption and shall not include distributor manuals, distributor kits or promotional materials;

                  3.2.3 On or before the 15th day of each month succeeding a month for which a payment is due hereunder, Reliv Europe shall determine the amount of Retail Sales of Reliv UK for such month, shall provide to Global Nutrition a report setting forth the amount of such Retail Sales and shall deliver to Global Nutrition a check payable to Global Nutrition in the amount due hereunder.






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         4.       Closing.

         4.1 Date and Location. The closing of the transaction provided for herein shall be held on October 1, 1998 at the offices of Reliv International, Chesterfield, Missouri, or at such other time and place as the parties shall agree ("Closing Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated.

         5. Representations and Warranties of Sellers. Global Nutrition represents and warrants to Reliv World and Reliv Europe as follows, each of which representation and warranty is material and is being relied upon by them and each of which is true and correct as at the date hereof and shall be true and correct as of the Closing, with the same effect as if each such representation and warranty had been made at and as of the Closing:

         5.1 Title to Shares, Authority. Global Nutrition is the sole owner of, and has good and marketable title to, the Share, free and clear of any and all contracts, commitments, agreements, liens, claims or encumbrances, whether or not of record. Global Nutrition has all requisite capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         5.2      Capital Stock

                  (a) Reliv UK has authorized capital stock consisting of one share of common stock, without par value, of which one share is issued and outstanding, and which is duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, and was issued in compliance with all applicable laws.

                  (b) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of capital stock of Reliv UK or any other securities (as such term is defined in the Securities Act of 1933, as amended). Except as set forth in paragraph 5.2(a), there are no equity securities of Reliv UK that are reserved for issuance or are outstanding.

                  (c) The Share is owned by Global Nutrition free and clear of all liens, charges, encumbrances or claims of any kind whatsoever.

         5.3   Incorporation   Documents.   True  and  correct   copies  of  the
incorporation documents and by-laws of Reliv UK, together with all amendments thereto, have been delivered to Reliv International.


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         5.4  Organization  and Good  Standing.  Reliv UK is a corporation  duly organized, validly existing and in good standing under the laws of the United Kingdom and is qualified to conduct business in the United Kingdom and Reliv UK has the full corporate power and authority to own or lease its properties and operate its properties and Assets, and to carry on its business as presently being conducted.

         5.5 Subsidiaries, Divisions and Affiliates. There are no subsidiaries, divisions or affiliates of Reliv UK. The business of Reliv UK has been conducted solely by Reliv UK and not through any affiliates, joint venture or other entity, person or under any other name.

         5.6 No Outstanding Obligations. There are no contracts, options or other agreements or understandings pursuant to which Reliv UK is or may be obligated to issue shares of its capital, and there are no obligations of Reliv UK outstanding which may be convened into any shares of capital of such corporation and, except as disclosed herein, there are no other shares of Reliv UK issued or outstanding.

         5.7 Equity Investments. Reliv UK does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

         5.8 Validity of Agreement. The execution, delivery and performance of this Agreement has been duly and validly executed and delivered by Global Nutrition. This Agreement constitutes a valid and binding obligation of Global Nutrition enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

         5.9 Effect of Agreement. The execution, delivery and performance of this Agreement by Global Nutrition and consummation by Global Nutrition of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which Reliv UK, or Global Nutrition, respectively, is subject; (b) violate any judgment, order, writ or decree of any court applicable to Reliv UK, or Global Nutrition, respectively, or (c) result in the breach of or conflict with any term, covenant, condition or provision or result in the modification or termination or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to, any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which Reliv UK or Global Nutrition is a party or by which any of the Assets is or may be bound or affected or from which Reliv UK or Global Nutrition derive benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of Reliv UK or any of its Assets.

         5.10 Restrictions: Burdensome Agreements. Neither Reliv UK nor Global Nutrition is a party to any contract, commitment or agreement, nor is any of them, the Reliv UK Share or any of the Assets subject to, or bound or affected by, any provision of the articles of incorporation,






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by-laws, or other corporate restriction,  or any order,  judgment,  decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect Reliv UK's business, the Reliv UK Share or any of the Assets.

         5.11 Governmental and Other Consents. No consent, authorization or approval of; or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by Global Nutrition of this Agreement or by Global Nutrition of any of the instruments or agreements herein referred to, or the taking of any action hereby contemplated.

         5.12 Financial Statements. Except as disclosed in Exhibit 5.12 or as otherwise disclosed herein, the interim financial statements for Reliv UK for the period ended June 30, 1997 (the "Reliv UK Financial Statements"), present fairly the financial position of such company as of the date to which they relate and have been prepared in accordance with generally accepted accounting principles, consistently applied, and to the best of Global Nutrition's knowledge, all items that could have a material effect on the willingness of a prospective purchaser to acquire Reliv UK have been disclosed in the Reliv UK Financial Statements or in the Exhibits to this Agreement.

         5.13 Undisclosed Liabilities. As of June 30, 1997, Reliv UK had no liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Reliv UK giving rise to any liability, except for (a) liabilities set forth on the face of the balance sheet of Reliv UK dated June 30, 1997, and (b) liabilities which have arisen after the most recent fiscal month end in the ordinary course of business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.

         5.14 Compliance with Laws. Reliv UK has complied, and is currently in compliance, with all applicable laws, statutes and ordinances, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges of national, local, and foreign governments, and all agencies thereof and no action, suit proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         5.15 Books and Records. The books of account and other financial and corporate records of Reliv UK are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respect accurately reflected in the Reliv UK Financial Statements.

         5.16 Taxes. Except as reflected in the Reliv UK Financial Statements or in respect of taxes accruing with respect to fiscal year 1997 or thereafter: (a) Reliv UK has duly filed on a timely basis all tax returns required to be filed by it, and has paid all assessments and





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reassessments,  and all other taxes, governmental charges, penalties,  interests and fines due and payable by it on or before the date hereof and which are claimed by any governmental authority to be due and owing; (b) Reliv UK and its shareholders have been assessed for all taxes imposed by the United Kingdom Government in respect of all of its tax years up to and including the tax year ended December 31, 1996; and (c) there are no actions, suits, proceedings, investigations or claims threatened or pending against Reliv UK with respect to taxes, governmental charges or assessments or any other matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

         5.17 No Consents Required. After the change in ownership of Reliv UK, each of the Commitments included in the Assets does not require the consent of the other parties thereto and, with respect to any of the Commitments which do require the consent of the other parties thereto, Reliv UK has obtained such consent and has provided or will provide Purchasers with copies thereof.

         5.18 Permits, Licenses, etc. There are no permits, licenses, orders or approvals of governmental or administrative authorities required to permit Reliv UK to carry on its business as currently conducted.

         5.19 Marketable Tide: No Liens. Reliv UK owns and has good and marketable title to all of the personal property and assets, tangible or intangible, as reflected on the Reliv UK Financial Statements (except for assets disposed of in the ordinary course of business since the respective dates of the Reliv UK Financial Statements), free and clear of all contracts of sale, liens, mortgages, pledges, security interests, charges, restrictions, prior assignments, encumbrances and claims of every kind.

         5.20 No Untrue Statements. Neither this Agreement nor any documents, certificates or statements furnished to Purchasers by or on behalf of Global Nutrition in connection herewith contains any untrue statement of a material fact or omits to state a material fact (materiality being determined in relation to Reliv UK taken as a whole) necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Global Nutrition, which materially adversely affects, or in the future may materially adversely affect, the business, properties, assets, prospects or financial condition of Reliv UK which has not been set forth in this Agreement or the exhibits hereto or otherwise disclosed in writing to Purchasers including by means of the financial statements for Reliv UK.

         5.21 Shares Held for Investment. Global Nutrition is acquiring the Purchasers Shares hereunder solely for their own account, for investment, and not with a view to the distribution or resale thereof. Global Nutrition represent and warrant that they have no present intention of selling or distributing any of the Purchasers Shares to be acquired hereunder and that they are not under any present necessity or constraint to dispose of any such Purchasers Shares to satisfy any existing or contemplated debt or undertaking.





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         5.22 Restrictive Legend.  Global Nutrition confirm their understanding, and agree, that:

                  (a) Certificates for the Purchasers shares to be issued and delivered to them hereunder will bear substantially the following legend:

                  "The securities represented by this Certificate were issued ______________ without registration under the Securities Act of 1933, as amended. No transfer, sale or distribution of these securities or any interest therein may be made except under an effective registration statement under said Act covering such securities unless the Corporation has received an opinion of counsel satisfactory to it that such transfer or sale does not require registration under said Act."

                  (b) Global Nutrition shall be bound by the terms of the foregoing legend and agree that appropriate restrictions on transfer will be noted on Purchasers' corporate records and the records of Purchasers's transfer agent.

         5.23 Knowledge of Reliv UK and Global Nutrition. As to each representation and warranty made by Global Nutrition under this Section 5, any fact or information known to Reliv UK or notice received by Reliv UK, shall be imputed to Global Nutrition as if such fact or information were known to Global Nutrition or such notice was received by Global Nutrition.

         6. Representations and Warranties of Purchasers. Purchasers represent and warrants to Global Nutrition that the following are true and correct as of the date hereof:

         6.1 Organization and Good Standing. Each of Reliv World and Reliv Europe is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is validly existing and in good standing under its jurisdiction of incorporation and is qualified to do business in the jurisdiction in which such qualification is required and has the full corporate power and authority to own, lease and operate its property and businesses. Reliv Europe is a newly organized corporation, has no assets or liabilities or has not engaged in any business activity. Reliv World is a wholly-owed subsidiary of Reliv International, Inc., an Illinois corporation.

         6.2 Capitalization. Reliv Europe has an authorized capitalization of 10,000,000 shares all of which are designated as common stock, no par value. Reliv Europe has 10,000 shares of common stock issued and outstanding all of which shares are owned by Reliv World. Reliv Europe has entered into an agreement with Reliv World pursuant to which (i) Reliv World, or its affiliates, has or may advance sums to Reliv Europe or Reliv UK of such corporations in exchange for the issuance to Reliv World of a convertible note of Reliv Europe pursuant to which the principal and any accrued interest under such note is convertible into common stock of the corporation at the price of Five Cents ($.05) per share, (ii) to the date of this Agreement, Reliv World, or its affiliates, has advanced to Reliv Europe for convertible notes the aggregate amount of $ ____________.







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         6.3 Corporate  Authorization.  The execution  and  performance  of this
Agreement and the issuance and delivery of the Reliv Europe Shares in accordance with the provisions hereof have been duly authorized by all necessary corporate action on the part of Purchasers and this Agreement constitutes a valid, binding and enforceable obligation upon Purchasers except that such performance may be
limited  by  bankruptcy,   insolvency,  or  other  similar  laws  affecting  the
enforcement of creditors' rights generally.

         6.4 No Breach or  Violation.  The  execution  and  performance  of this
Agreement and compliance with the provisions hereof by Purchasers will not violate, with or without the giving of notice or the passage of time, any applicable law or regulation and will not conflict with, or result in the breach of any of the terms, conditions or provisions of or constitute a default under, any corporate charter, by-law, indenture, mortgage, agreement or other instrument to which any of the Purchasers is bound.

         7. Acknowledgments of Global Nutrition. Global Nutrition acknowledges and agrees as follows:

         7.1 Reliv International is a reporting company under the Securities and Exchange Act of 1934 and Global Nutrition, and its representatives, have received and reviewed all current reports of Reliv International filed with the Securities Exchange Commission, including without limitation the Annual Report on Form 10K for 1997, Quarterly Reports on Form lOQ for each of the first and second quarters of 1998 and the Annual Report for 1997 and Proxy Materials for the shareholders meeting in 1998.

         7.2 Global Nutrition acknowledges, understands and agrees that (i) it is the intention of Reliv Europe to conduct the business of Reliv UK at least through December, 1998 and to provide funding for such purposes at the level deemed appropriate by Reliv, (ii) Reliv International and Reliv Europe are considering and investigating the possibility of conducting the business of Reliv International in one or more countries in Europe, (iii) except as stated herein, none of Purchasers makes, or has made, any commitment to provide financing for or to organize, create, operate or maintain any business in Europe or any other area.

         8.       Pre-Closing Covenants of Purchasers.

         8.1  Satisfaction  of  Conditions  by  Purchasers.   Purchasers  hereby
covenant and agree with Global Nutrition, that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, Purchasers shall use their best efforts to assure that the conditions set forth in Section 13 hereof are satisfied by the Closing Date.

         8.2 Confidentiality. Prior to the Closing, Purchasers will use their best efforts to keep confidential any and all information furnished to it by Reliv UK or Global Nutrition in the course of negotiations. If for any reason the Closing shall not occur, Purchasers will continue to use







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their best efforts to keep such information confidential,  to the extent that it is protectable by law, and will not use it and will return to Global Nutrition all documents or other written material regarding this transaction that were obtained during the course of negotiations (including all drafts of all documents).

         9.       Post-Closing Covenants.

         9.1 Global Nutrition: Further Assurances. After the Closing hereunder, Global Nutrition shall, at the request of Purchasers, execute, acknowledge and deliver to Purchasers, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as Purchasers may reasonably request
(a) to transfer to and fully vest in Purchasers, and protect Purchaser's right, title and interest in and to, all of the Reliv UK Shares, and Reliv UK's right title and interest in and to the Assets and (b) otherwise to consummate the transactions contemplated by this Agreement.

         9.2      Purchasers.

                  9.2.1 Reliv World (or its affiliates) has or shall advance to Reliv Europe (including Reliv UK), as needed for the operations of Reliv UK from time to time, such advances to be evidenced by convertible notes of Reliv Europe bearing interest at the prime rate and convertible into common stock of Reliv Europe at the price of Five Cents ($.05) per share; the parties acknowledge that, as of the date of this Agreement, Reliv World has advanced to or for Reliv Europe the aggregate amount of $___________ for such purposes and that Reliv World shall not be obligated to advance further sums to Reliv Europe or Reliv UK.

                  9.2.2 Reliv International shall enter into distributor and license agreements with Reliv Europe generally consistent with the distributor and license program of Reliv International.

         10.      Conditions Precedent to the Obligations of Purchasers.

         The obligations of Purchasers pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by Purchasers in its sole discretion:

         10.1 Accuracy of Representations and Warranties. All representations and warranties made by Global Nutrition (contained in this Agreement, any Exhibit hereto, or any certificate or instrument delivered to Purchasers or its representatives by the Global Nutrition or their representatives) shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to a representation that a state of facts exists on or as of the date hereof; it is a condition that such state of acts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof; it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by the transactions contemplated hereby.

         10.2 Performance of Agreements. Global Nutrition shall have performed and complied with and shall have caused Reliv UK to perform and comply with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

         10.3     Litigation, etc.

                  10.3.1 Except as set forth on Exhibit 5.22, no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or, insofar as is known to Global Nutrition, threatened against or affecting Reliv UK or Global Nutrition or any of the Assets, which (a) might result either in an action to enjoin or prevent the consummation of the transactions contemplated by this
         Agreement; or (b) in the reasonable judgment of Purchasers would materially adversely affect the business of Reliv UK or the ability of Purchasers to consummate the transactions contemplated by this Agreement or to own the Assets or to operate the business of Reliv UK.

                  10.3.2 Reliv UK shall not be in violation of any law, statute, ordinance, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the Assets or the business of Reliv UK; or which would, individually or in the aggregate, materially adversely affect the ability of Purchasers to consummate the transactions contemplated by this Agreement or to own the Assets or to operate the business of Reliv UK.

                  10.3.3 No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Purchasers to consummate the transactions contemplated by this Agreement or to own the Assets or to operate any such business.

         10.4 Approvals and Consents. Reliv UK shall have obtained, and Purchasers shall have received copies of all of the approvals and consents referred to in Section 5.27, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to Purchasers and their counsel.

         10.5 Material Adverse Change. Purchasers shall confirm to its sole satisfaction that there have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of Reliv UK.

         10.6 Actions Proceedings, etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been reasonably satisfactory to Purchasers, such approval not to be unreasonably withheld.

         10.7 Licenses, Permits, Consents, etc. Purchasers shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchasers, that such licenses, permits, consents, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of Reliv UK have been obtained.

         10.8 Documentation of Rights. Reliv UK shall have delivered to Purchasers true and complete copies of all of the documentation held by Reliv UK relating to each of the Rights.

         10.9 Officers' Financial Certificate. Purchasers shall have received a certificate from Global Nutrition dated as of the Closing Date, satisfactory in form and substance to Purchasers and its counsel, certifying that the Reliv UK Financial Statements are true and correct and accurately present the financial position of Reliv UK during that interim period.

         10.10 Waiver and Release of Claims. Global Nutrition and each shareholder, officer, employee and agent of Global Nutrition shall have executed and delivered to Purchasers a waiver and release of any and all claims or rights of such persons against or in Reliv UK in form satisfactory to Purchasers;

         11.      Options For Redemption of Reliv Europe Shares.

         11.1 At any time, or from time to time, after the date of the Closing, Reliv Europe shall have the option to purchase and redeem from Global Nutrition 25,000 shares of such corporation's shares at the purchase price of Five Cents ($.05) per share.


         11.2 At any time after the Reliv Europe Shares shall have attained and shall then have an Aggregate Value in excess of $465,000, Global Nutrition shall have the right and option with respect to the shares achieving such Per Share Value to sell all or any portion thereof to the issuing corporation, and the issuing corporation shall have the right and option to purchase and redeem all or any portion thereof at a price per share equal to the Per Share Value. The option provided in this paragraph 11.2 for Reliv Europe shall be in addition to, and with respect to the shares other than, the shares subject to the option provided in paragraph 11.1.

         11.3 The following provisions shall apply with respect to the options provided in this paragraph 11;

                  11.3.1 "Per Share Value" shall mean an amount equal to seven times the average annual net income of the entity, determined in accordance with generally accepted accounting principles consistently applied, for two consecutive years divided by the number of shares issued and outstanding at the time the valuation determination is made.

                  11.3.2 "Aggregate Value" shall mean the Per Share Value multiplied by the number of shares of common stock of the entity owned by Global Nutrition.

         11.4 The parties agree that the foregoing option rights shall be incorporated in an option agreement among the parties not inconsistent with the terms of this paragraph 11.

         12. Conditions Precedent to the Obligations of the Global Nutrition.

         The obligations of Global Nutrition under this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by Global Nutrition in their sole discretion:

         12.1 Accuracy of Representations and Warranties. All representations warranties made by Purchasers in this Agreement shall be true as of the Closing Date the same force and effect as though made on and as of the Closing Date.

         12.2 Performance of Agreements. Purchasers shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

         13. Indemnification and Additional Remedies.

         13.1 Indemnity by Global Nutrition. Global Nutrition shall indemnify and hold Purchasers and their respective officers, directors and agents (each individually referred to as a "Buyer Indemnified Party") fully harmless, on an after-tax basis, from and against all claims, actions, suits, proceedings, demands, judgments, losses, costs, damages, fines, taxes, penalties, expenses and liabilities, including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of professionals, (all such items being individually or collectively referred to herein as "Losses") which may be suffered or incurred, directly or indirectly, by Purchasers or any of their respective officers, directors or agents arising out of as a result of or relating in any manner whatsoever to, or in connection with:

                  (a) any breach of any representation, warranty or covenant on either Seller's part contained in this Agreement;

                  (b) any breach or non-fulfillment of any covenant given or made by Global Nutrition in this Agreement or any contract, document or certificate delivered by Global Nutrition pursuant to this Agreement or any schedule hereto;

                  (c) any taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, including those that arise out of or result from the transactions contemplated by this Agreement;

                  (d) any act or omission to act by Reliv UK prior to the Closing; and

                  (e) any action, demand or claim by any third party against or affecting Purchasers which, if successful, would give rise to a breach of any of the representations, warranties or covenants of Global Nutrition contained herein.

         13.2 Indemnification by Purchasers. Purchasers shall indemnify and hold Global Nutrition and each of its shareholders, officers, directors, employees and agents ("Seller Indemnified Party") fully harmless, on an after-tax basis, from and against all Losses which may be suffered or incurred, directly or indirectly, by each Seller Indemnified Party arising out of (or as a result of or relating in any manner whatsoever to, or in connection with:

                  (a) any  misrepresentation  or  breach  of  any  warranty   on
         Purchasers' part contained in this Agreement;

                  (b) any breach or non-fulfillment of any covenant given or made by Purchasers in this Agreement or any contract, document or certificate delivered by Purchasers pursuant to this Agreement or any Exhibit hereto; and

                  (c) any action, demand or claim by any third party against or affecting Global Nutrition which, if successful, would give rise to a breach of any of the representations, warranties or covenants of Purchasers contained herein.

         13.3 Survival of Indemnification. Where Purchasers make a written claim or claims pursuant to this section within the time periods applicable to such claim or claims, the right to indemnification in respect of such claim or claims shall continue in full force and effect until the claim is finally settled or adjudicated and all payments to be made in respect of any settlement or adjudication have been made.

         13.4     Indemnification Procedure - Third Party Claims.

                  (a) In the case of claims or demands made by a third party with respect to which indemnification is due, the party seeking indemnification shall give prompt written notice, and in any event within 20 days, to the other party of any such claims or demands made upon it, provided that in the event of a failure to give such notice, such failure shall not preclude the party seeking indemnification to obtain such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defense of the claim or demand or increased the amount of liability or cost of defense and provided that, notwithstanding anything else herein contained, no claim for indemnity in respect of the breach of any representation or warranty contained herein may be made unless notice of such claim has been given prior to the expiry of the survival period applicable to such representation and warranty.

                  (b) A party given notice of a claim or demand in respect of which indemnification is sought (hereinafter referred to as the "Indemnifying Party" in this section) by the other party (hereinafter referred to as the "Indemnified Party" in this section) shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in Section 13.4(a) to assume the control of the defense, compromise or settlement of the claim or demand, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained herein in respect of that claim or demand.

                  (c) Upon the assumption of control of any claim or demand by the Indemnifying Party, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the claim or demand as its sole expense, including, if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defense. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defense of any claim or demand at its own expense.

                  (d) The final determination of any claim or demand pursuant to this section, including all related costs and expenses, will be binding and conclusive upon the parties as to the validity or invalidity, as the case may be, of such claim or demand against the Indemnifying Party hereunder.

                  (e) Should the Indemnifying Party fail to give notice to the Indemnified Party as provided in Section 13.4(b), the Indemnified Party shall be entitled to make such settlement of the claim or demand as in its sole discretion may appear advisable, and such settlement or any other final determination of the claim or demand shall be binding upon the Indemnifying Party.

         13.5 Subrogation. If the Indemnified Party receives payment or other indemnification from the Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights.

         14.      Miscellaneous.

         14.1 Nature and Survival of Representations, Warranties, Covenants and Indemnification. All statements contained in this Agreement or in any exhibit or document delivered in connection with this Agreement shall be deemed representations and warranties by such party hereunder. All representations, warranties, covenants and indemnities made in this Agreement or pursuant hereto shall survive the Closing hereunder until five years from the date of Closing except (a) with respect to any claim, written notice of which shall have been delivered to Purchasers or Global Nutrition, as the case may be, prior to a date five years from the date of Closing, such claim shall survive the termination of such period and shall survive for as long as such claims is unsettled, and (b) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

         14.2 Entire Agreement: Amendment. This Agreement and the documents referred to herein constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral warranties, representations, inducements, understandings, commitments, agreements or contracts. No amendment to or modification of the terms or conditions hereof shall be binding unless it is in writing and signed by the party against whom the amendment or modification is charged. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in any Exhibit hereto or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

         14.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) the next business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telescope, receipt confirmed, provided that a confirmation copy is sent on the next business day by registered or certified mail, return receipt requested and postage prepaid, in each case addressed as follows:

         If to Purchasers:

         Reliv International, Inc.
         152 Chesterfield Industrial Boulevard
         Chesterfield, MO 63005

         If to Global Nutrition:
         Global Nutrition, Inc.
         P.O. Box 415, St. James House
         New St. James Place, St. Helier
         Jersey JE4 8WH, Channel Islands


or to such other address as the recipient party may indicate by a notice delivered to the sending party (such change of address notice to be deemed given, delivered and received only upon actual receipt thereof by the recipient of such notice).

         14.4 Severability. Whenever possible, each paragraph of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such paragraph shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such paragraph and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

         14.5 Waivers. No failure by any party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party to demand exact compliance with the terms hereof Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect of any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any rights arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

         14.6 Headings; Certain Terms. The section and other headings Agreement are for reference purposes only and shall not be deemed to Agreement or to affect the meaning or interpretation of this Agreement. Agreement, the term "including" means "including, but not limited to" specified; the word "or" means "and/or," and the word "person" means individual, corporation, trust, partnership, joint venture, government authority, or any other entity.

         14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         14.8 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Reliv UK and

Seller shall pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

         14.9 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date by mutual consent of the parties. In the event of the termination of this Agreement by any party as above provided, without material fault of any party, no party shall have any liability hereunder, including any liability for damages. In the event that a condition precedent to a party's obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the Closing.

         14.10 Transaction Taxes. Global Nutrition shall pay any and all taxes imposed upon the sale of the Reliv UK Shares and transfer of ownership of Reliv UK pursuant to this Agreement.

         14.11 Binding Effect: Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Seller or Purchasers without the prior express written consent of the other party. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         14.12 Disclosures. Any disclosure by either party hereto pursuant to any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

         14.13 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

         14.14 Brokers and Finders. Neither Purchasers nor Global Nutrition has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions, finders fees or advisory fees in connection with the transactions contemplated by this Agreement; and Global Nutrition on the one hand, and Purchasers on the other hand, shall indemnify and hold each other harmless in respect of any such obligation or liability based in any way on agreements or arrangements or understandings claimed to have been made by any thereof with any third party.

         14.15 Public Announcements. No press release or other public statement with respect to this Agreement or the transactions contemplated hereby shall be issued by any party without that party having consulted with and obtained the written consent of the other parties hereto; provided, however, notwithstanding the foregoing, Purchasers, as a company subject to the U.S. securities laws and regulations relating to publicly-held companies, may make such public statements at such time and in such form as may be required under such laws or regulations as advised by its counsel.

         14.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

         14.17 Governing Law. The domestic law of the State of Missouri, U.S.A., and not any choice of law or conflict of law provision (whether of the State of Missouri or any other jurisdiction) that would cause any other law to be applied, will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         14.18 Jurisdiction. The parties agree that the state and federal courts located in St. Louis County, Missouri, are proper and shall be the only forums for the judicial resolution of any dispute between the parties arising hereunder. No party shall attempt to change venue from any such court to a court in another jurisdiction.

         14.19 Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein will have a comparable meaning whether used in a masculine, feminine or gender-neutral form.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             RELIV WORLD CORPORATION


                                             By: /s/ Robert L. Montgomery
                                                 -----------------------------
                                                     Robert L. Montgomery, CEO
Attest:


-----------------------------
Secretary

                                             RELIV EUROPE, INC.


                                             By:
                                                -----------------------------
                                                      Authorized Officer
Attest:


------------------------------
Secretary



                                              GLOBAL NUTRITION, INC.


                                              By:
                                                 -----------------------------
                                                       Authorized Officer


Attest:


-------------------------------
Secretary